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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 (the "Registration Statement") of (i) our report dated August 25, 2011, except as it relates to the transaction with a subsidiary of Moreno Group Holdings, LLC as described in Note 1, which is dated October 17, 2011 relating to the consolidated financial statements of Dynamic Offshore Holding, LP as of December 31, 2010 and 2009, and for the years ended December 31, 2010, 2009, and 2008, (ii) our report dated January 6, 2012 relating to the balance sheet of Dynamic Offshore Resources, Inc. as of September 30, 2011, (iii) our report dated November 8, 2011 relating to the statements of revenues and direct operating expenses of the XTO Acquisition Properties for the years ended December 31, 2010 and 2009, (iv) our report dated August 15, 2011 relating to the financial statements of SPN Resources, LLC as of March 13, 2008 and for the period from January 1, 2008 through March 13, 2008, (v) our report dated August 16, 2011 relating to the consolidated financial statements of Northstar Exploration & Production, Inc. as of July 16, 2008 and for the period from January 1, 2008 through July 16, 2008, (vi) our report dated August 17, 2011 relating to the statement of revenues and direct operating expenses of the Samson Acquisition Properties for the period from January 1, 2010 through July 7, 2010, and (vii) our report dated March 12, 2010 relating to the financial statements of Beryl Oil and Gas LP as of October 12, 2009 and for the period from January 1, 2009 through October 12, 2009, all of which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ HEIN & ASSOCIATES LLP
Houston, Texas
January 9, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM